EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

May 23, 2017

SEARS HOLDINGS EXTENDS DEBT MATURITY AND DERISKS PENSION OBLIGATIONS

Partial Repayment and Extension of Loan Facility

Agreement to Annuitize $515 Million of Pension Liability

HOFFMAN ESTATES, Ill.—Sears Holdings Corporation (“Holdings,” “we,” “us,” “our,” or the “Company”) (NASDAQ: SHLD) today announced agreements to extend a portion of its $500 million 2016 Secured Loan Facility and annuitize $515 million of its pension obligations. These actions serve to reduce the size of the Company’s debt and pension obligations, as well as future risk associated with the Company’s liabilities.

On May 22, 2017, certain of Holdings’ subsidiaries (the “Borrowers”) entered into an agreement to repay $100 million of its $500 million 2016 Secured Loan Facility at its original maturity in July 2017 and to extend the maturity of the remainder of the loan until January 2018. The agreement also provides the Company with the option to further extend the maturity of the loan for an additional six months to July 2018. Entities affiliated with JPP, LLC and JPP II, LLC (together, “JPP”), and Cascade Investment, L.L.C. (“Cascade”) are the lenders under the Loan Facility. The terms of the Loan Facility were approved by the Related Party Transactions Subcommittee of the Board of Directors of the Company, with advice from Centerview Partners and Weil Gotshal & Manges, the Subcommittee’s outside financial and legal advisors.

In addition, on May 15, 2017, the Company entered into an agreement to annuitize $515 million of pension liability with Metropolitan Life Insurance Company (“MLIC”), under which MLIC will pay future pension benefit payments to approximately 51,000 retirees. This action is expected to have an immaterial impact on the funded status of our total pension obligations, but will serve to reduce the size of the Company’s combined pension plan, future cost volatility and plan administrative expenses.

The Company is targeting a reduction in our outstanding debt and pension obligations of $1.5 billion for fiscal 2017 through improving profitability, asset sales, and working capital management.

Forward-Looking Statements

This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our transformation through our integrated retail strategy, our liquidity, our ability to successfully achieve our plans to refinance our indebtedness and reduce our outstanding debt and pension obligations and other statements that describe the Company’s plans or expectations. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of risks, uncertainties and factors relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Sears Holdings Corporation

Sears, Roebuck and Co., a wholly owned subsidiary of Sears Holdings Corporation (NASDAQ: SHLD), is a leading integrated retailer providing merchandise and related services and is part of Shop Your Way, a social shopping experience where members have the ability to earn points and receive benefits across a wide variety of physical and digital formats through shopyourway.com. Sears, Roebuck offers its wide range of home merchandise, apparel and automotive products and services through Sears-branded and affiliated full-line and specialty retail stores in the United States and Canada. Sears, Roebuck also offers a variety of merchandise and services through sears.com, landsend.com and specialty catalogs. Sears, Roebuck offers consumers leading proprietary brands including Kenmore, Craftsman, and DieHard—among the most trusted and preferred brands in the U.S. The company is the nation’s largest provider of home services, with more than 14 million service and installation calls made annually. For more information, visit the Sears, Roebuck website at www.sears.com or the Sears Holdings Corporation website at www.searsholdings.com.

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